Exhibit 3.16

DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	FILED# C13606-01 MAY 23 2001

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	OASIS RECREATIONAL PROPERTIES, INC.

2.	Resident Agent	BLACK & LOBELLO
	Name and Street	Name
	Address:	6879A WEST CHARLESTON BLVD.		LAS VEGAS	NEVADA	89117
	(must be a Nevada address	Street Address		City		Zip Code
where process may be
served)

		Optional Mailing Address		City	State	Zip Code

3.	Shares:
(number of shares
	corporation	Number of shares			Number of shares
	authorized to issue	with par value:	Par value: $	NO PAR	without par value:	2500

4.	Names Addresses,	1.	ROBERT R. BLACK, SR.
	of Manager(s) or		Name
	Members:	911 NORTH BUFFALO, SUITE 201		LAS VEGAS	NEVADA	89128
	(attach additional	Street Address		City	State	Zip Code
pages as necessary)
2.
Name

		Street Address		City	State	Zip Code

3.
Name

		Street Address		City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
	(optional-see instructions)	ANY LAWFUL PURPOSE

6.	Names, Addresses	BLACK & LOBELLO		/s/
	and Signatures of	Name			Signature
Incorporator.
	(attach additional page	6879A WEST CHARLESTON BLVD.		LAS VEGAS	NEVADA	89117
	there is more than 1	Address		City	State	Zip Code
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/s/			MAY 22, 2001
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company			Date

This form must be accompanied by appropriate fees. See attached fee schedule.